THE TEXT OF THIS DOCUMENT IN THE ENGLISH LANGUAGE IS A TRANSLATION PREPARED FOR INFORMATIONAL PURPOSES ONLY. THE TRANSLATION MAY CONTAIN DISCREPANCIES AND OMISSIONS AND DOES NOT REPLACE THE RUSSIAN TEXT OF THE DOCUMENT. IN ANY AND ALL CASES THE TEXT OF THIS DOCUMENT IN THE RUSSIAN LANGUAGE SHALL PREVAIL.

This rights offering is made for the securities of a foreign company. The offer is subject to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Registered on

26 April 2013

Bank of Russia Credit Institution Licensing
and Financial Rehabilitation Department

(registration authority)

Director	/signature/	/stamp/	R.V. Amiriyanets

(signature of the registration authority authorized
signatory)

Registration authority stamp

Decision on Additional Issue of Securities

VTB Bank (Open Joint-Stock Company)

2,500,000,000,000 (two trillion five hundred billion) common registered non-documentary shares, par value is RUB 0.01 (one hundredth) each, being placed through an open subscription

Individual state registration number:	10401000B
Registration Authority stamp

Approved on		by the JSC VTB Bank Supervisory Board

26 April 2013	Minutes No. 6

based on resolution dated		of the JSC VTB Bank Supervisory Board

26 April 2013	Minutes No. 6

Location (mailing address) and contact phone numbers of the issuing credit institution:
location: 29, Bolshaya Morskaya Street, Saint-Petersburg; mailing address: 37, Plyushchikha Street,
Moscow 119121; phone number: (495) 739-77-99

President and Chairman of the Management Board of JSC VTB Bank	/signature//stamp/	A. L. Kostin
signature
April 26, 2013	stamp

1. Kind, category (type) of securities: common nonconvertible shares.

2. Issued securities are registered

3. Form of securities: non-documentary.

Information about registrar
Full corporate name	Closed Joint Stock Company VTB Registrar
Abbreviated corporate name	CJSC VTB Registrar
Location	23, ul. Pravdy, Moscow, 127015
License number of a professional capital markets participant responsible for maintaining the register	10-000-1-00347
Date of license issue	21.02.2008
Validity of license	no limitation
License issuer	Russian Federal Service on Financial Markets
Tel. (fax)	Tel./fax (499) 257-17-00, (495) 787-44-83

Obligatory centralized safe keeping of securities is not contemplated.

4. Holder’s rights under security.

4.1. Title to common shares:

Shareholders holding common shares in VTB Bank (open joint stock company) (hereinafter referred to as the — “Issuer”) have the right:
- to participate in a General Meeting of Shareholders with a voting right related to all issues within their competence;
- to receive dividends;
- to receive a part of the Issuer’s property in case of its liquidation.
Shareholders also have other rights under the legislation of the Russian Federation and the Charter of the Issuer.

No limitation of the maximum number of votes owned by a shareholder is specified.

4.2. During issue, no preferred shares are issued.

4.3. Placed securities are not convertible.

4.4. During issue, no bonds are issued.

4.5. During issue, no placement of the Issuer’s options shall be effected

5. Procedure of certification, cession and exercise of rights under security

Decision on share issue is a document certifying rights under security.
Shareholders’ title to non-documentary securities is certified in the register system by entries in the current account of the register holder or in case of recording title to securities at a depositary – by entries in custody accounts at such depositary.
Title to registered non-documentary securities share shall pass to the purchaser:
- in case of recording title to securities by a person carrying out depository activities - from the moment of making an incoming entry in the custody account;
- in case of recording title to securities in the register system - from the moment of making an incoming entry in the personal account.
Rights under securities shall pass to their purchaser from the moment of transfer of title thereto. Transfer of rights under securities shall be accompanied with notification of a register holder or a depositary, or a nominal holder of securities.

A person to which the Issuer issues (forwards) the transfer order which shall be the sufficient ground to make an incoming entry in the personal account (registrar):
- full corporate name: Closed Joint Stock Company VTB Registrar
- abbreviated name: CJSC VTB Registrar;
- location: 23, ul. Pravdy, Moscow, 127015
- license to maintain the register: No. 10-000-1-00347 dated February 21, 2008, issued by the Russian Federal Financial Markets Service, period – no limitations;
- telephone / fax: (499) 257-17-00, (495) 787-44-83.

6. Par value of securities: 0.01 (one hundredth) rubles.

7. Number of securities in such additional issue: 2,500,000,000,000 (two trillion five hundred billion) shares.

8. Total number of shares of such issue placed before: 10,460,541,337,338 (Ten trillion four hundred sixty billion five hundred forty-one million three hundred thirty-seven thousand three hundred and thirty-eight) shares.

9. Terms and conditions of securities placement.

9.1. Date of commencement and termination of placement

Procedure and period of the pre-emptive right

Procedure and period of pre-emptive right to purchase securities being placed are specified in clause 9.3.2 of this Decision.

Date of commencement of placement among persons having pre-emptive right:

Date of commencement of securities placement among persons having pre-emptive right shall be the first working day following the date of Issuer’s notice to the persons having pre-emptive right about the possibility of its execution.

Date of termination of placement among persons having pre-emptive right:

The date of termination of securities placement among persons having pre-emptive right shall be the last day of the pre-emptive right period to purchase securities being placed, as defined in accordance with the legislation of the Russian Federation and indicated in the notice on the ability to exercise pre-emptive right.

Date of commencement of placement among other persons:

The date of commencement of securities placement among other persons shall be the first working day following the date of termination of placement among persons having pre-emptive right.

Date of termination of placement among other persons:

The date of termination of securities placement among other persons shall be the earliest of the following dates: fifth working day following the date of termination of securities placement among the persons having the pre-emptive right, or the date of placement of the last share of this additional issue. The placement period can not be more that one year from the date of registration of this additional share issue.

Procedure for disclosure of the information about securities additional issue

Placement of securities shall commence only after the date on which the Issuer provides access to the prospectus.
Procedure for disclosure of the information about securities additional issue is set forth in clause 14 of this Decision.

9.2. Method of placement: open subscription.

9.3. Procedure for placement

9.3.1. Procedure for and terms of conclusion of contracts (procedure for and terms of submitting and filling requests) for transfer of securities to the first owners during their placement

9.3.1.1. A placement of securities by way of open subscription will be carried out without possibility to purchase them outside the Russian Federation.

9.3.1.2. In view of securities placement by open subscription, procedure of concluding contracts for purchase of the securities being placed shall provide for an invitation to an unlimited number of persons to make offers for purchase of the securities being placed (hereinafter referred to as the "Offer").
Each Offer shall contain the consent of the offerer to purchase relevant securities in the quantity stated in the offer and at the placement price, specified (being specified) by the Issuer in accordance with this Decision.

Term (term determination procedure), during which the offers to purchase and place securities may be submitted

     The Offer shall be submitted in writing within 2 (two) working days starting from the date of commencement of placement among other persons, to the intermediary providing securities placement services to the Issuer and specified in clause 9.3.4 of this Decision (hereinafter referred to as the “Broker”). Offers shall be accepted by the Broker on working days from 9:30 a.m. to 06:00 p.m. local time at all officers of the Broker, specified on its information-telecommunication network Internet ("Internet website") (www.vtb24.ru).

The Offer shall be singed directly by the offerer or by his/her representative and be accompanied by a document confirming powers of such representative.
Each Offer shall contain the following data1:
- heading “Offer to purchase common registered shares of VTB Bank (open joint stock company)”;
- surname, first name, patronymic (for natural persons) or a corporate name specifying a form of incorporation (for legal entities);
- details of a document identifying a natural person or details of state registration certificate of a legal entity-resident and its principal state registration number;
- permanent address (for natural persons) or location (for legal entities);
- purchase price and the number of securities being placed that the person making the offer undertakes to purchase at the indicated price;
- details of the personal account in the shareholder register of the Issuer or information about a nominal holder, if shares shall be credited in the register of registered securities to the account of the nominal holder (full corporate name, principal state registration number, name of a state registration authority, date of state registration (registration in the United State Register of Legal Entities), name (type), number and date of a contract for a custody account and name (type), number and date of a contract for inter-depositary relations);
- details of a bank account for return of funds;
- for non-residents, a confirmation whether non-resident is a qualified investors in the country of its location.
In the cases provided by Regulation No. 338-P of the Bank of Russia dated June 19, 2009 “On the procedure and criteria of assessment of the financial standing of natural persons being founders (participants) of a credit institution” and by Regulation No. 337-P of the Bank of Russia dated June 19, 2009 “On the procedure and criteria of assessment of the financial standing of legal entities being founders (participants) of a credit institution”, corresponding documents shall be enclosed to the Offer to assess the financial position of the purchaser. Whereby, should other regulatory acts of the Bank of Russia establishing the procedure and criteria of assessment of the financial standing of the founders (participants) of the credit institution apply as of submission date of these documents by the purchaser, specified documents shall be presented in accordance with the procedures set forth in these regulatory acts.

Term and procedure of notification of offerers to purchase the securities being placed on acceptance of the offer

Within the securities placement term set forth in clause 9.1 of this Decision, the Broker shall provide to the offerers to purchase the securities being placed, or their authorized representatives, notification on acceptance of such offers. Notification on acceptance of offers shall be given to the persons defined by the Issuer (represented by the Broker acting on behalf of the Issuer) at its own discretion from the persons who submitted Offers or their authorized representatives. Submitted Offers to purchase the securities being placed shall be registered in special offers registers on the date of their receipt.

9.3.1.3. Conditions of placement by open subscription with the invitation to Offer to an unlimited number of persons shall not provide for transfer of the securities being placed to the personal account (custody account) of the professional capital markets participant providing securities placement services to the Issuer.

____________________

1 The Offers submitted by non-resident share purchasers shall contain the data similar to the data provided by residents.

9.3.2. Presence or absence of ability to exercise the pre-emptive right to purchase securities.

The Issuer’s shareholders have the pre-emptive right to purchase securities being placed by open subscription in a number pro rata a number of their owned common registered shares of the Issuer.

Date of making a list of persons having the pre-emptive right to purchase the securities being placed: April 26, 2013.

Procedure to inform persons having the pre-emptive right to purchase the securities being placed about the ability to exercise it.

Notice about the ability to exercise the pre-emptive right shall be published by the Issuer on the same day in Rossiiskaya Gazeta, on the Issuer’s web page provided by Interfax (www.e-disclosure.ru/portal/company.aspx?id=1210) and on the Issuer’s website (ww.vtb.ru), as well as on the Interfax newsline.
Notice about the ability to exercise the pre-emptive right shall contain data about the number of the securities being placed, the price of placement (including the price of placement in case of the exercise of the pre-emptive right to purchase securities), the procedure determining the shares number which any person having the pre-emptive right may acquire, the procedure of submission of an application to the Issuer and the term during which such applications shall be filed to the Issuer (pre-emptive right period).

Procedure to exercise the pre-emptive right to purchase the securities being placed including the pre-emptive right period.

Persons included into the list of persons having the pre-emptive right to purchase the securities being placed shall, within the pre-emptive right period have a right to exercise in whole or in part their preemptive right by filing with the Broker a written application for purchase of the securities being placed (hereinafter referred to as the "Application"). The Application shall be accompanied by a document confirming the payment thereof.

Applications shall be accepted by the Broker on working days from 9:30 a.m. to 06:00 p.m. local time at all officers of the Broker, specified on its website (www.vtb24.ru).

The Application shall be signed by the person included into the list of persons having the pre-emptive right to purchase the securities being placed, or by his/her representative accompanied by a document confirming the authority of such representative.

The Application shall contain the following data:
- heading “Application to exercise the pre-emptive right”;
- surname, first name, patronymic (for natural persons) or a corporate name specifying a form of incorporation (for legal entities);
- permanent address (for natural persons) or location (for legal entities);
- number of the securities being purchased.
It is also recommended to include into the Application the following data:
- postal address;
- details of a document identifying a natural person or details of state registration certificate of a resident legal entity and its principal state registration number;
- contact telephone/fax details;
- details of the personal account in the shareholder register of the Issuer or information about a nominal holder, if shares shall be credited in the register of registered securities to the account of the nominal holder (full corporate name, principal state registration number, name of a state registration authority, date of state registration (registration in the United State Register of Legal Entities), name (type), number and date of a contract for a custody account and name (type), number and date of a contract for inter-depositary relations);
- details of a bank account for return of funds.
- for non-residents, a confirmation whether non-resident is a qualified investors in the country of its location.
In the cases provided by Regulation No. 338-P of the Bank of Russia dated June 19, 2009 “On the procedure and criteria of assessment of the financial standing of natural persons being founders (participants) of a credit institution” and by Regulation No. 337-P of the Bank of Russia dated June 19, 2009 “On the procedure and criteria of assessment of the financial standing of legal entities being founders (participants) of the credit institution”, corresponding documents shall be enclosed to the Application to confirm the purchaser’s legitimacy to pay for securities (or filed together with the Application within the term of securities placement among the persons having the pre-emptive right). Whereby, should other regulatory acts of the Bank of Russia establishing the procedure and criteria of assessment of the financial standing of the founders (participants) of the credit institution apply as of submission date of these documents by the purchaser, the specified documents shall be presented in accordance with the procedures set forth in these regulatory acts.

Maximum number of shares that a person can acquire when exercising his/her pre-emptive right to purchase securities is pro rata the number of its owned common registered shares of the Issuer, and it is determined by the following formula:
N = Q x (2500000000000/ 10460541337338), where
N – stands for the maximum number of the securities being placed that may be purchased by such person;
Q – stands for the number of common non-documentary registered shares of the Issuer owned by the above person as of the date of making a list of persons having the pre-emptive right to purchase the securities being placed;
2500000000000 – total number of additionally placed securities of the Issuer in accordance with this Decision;
10460541337338 – a number of common registered shares of the Issuer placed on the date of making a decision to increase the charter capital of the Issuer through placement of non-documentary common registered shares.

The Application shall be considered not filed to the Broker in the following cases:
- the Application does not contain the data that must be contained in it according to this Decision;
- required documents are not attached to the Application (have not been provided in addition to the Application) according to this Decision;
- the Application does not enable to identify the person on behalf of which the Application was filed as a person from the list of persons having pre-emptive right to purchase additional shares;
- the Application has been received by the Broker after expiration of the pre-emptive right period;
- original or a duly notarized copy of the power of attorney or another document confirming legal powers of the representative has not been attached to the Application signed by the authorized representative of the person exercising the pre-emptive purchasing right.

Shares purchase agreement with the person exercising the pre-emptive purchasing right shall be deemed concluded on the date of receiving by the Issuer (through the Broker) of the Application accompanied by a document confirming the payment thereof.

Should it be impossible for the shareholder to purchase a whole number of shares when exercising the pre-emptive purchasing right, fractions (fractional shares) are also possible.

Should a number of the shares being purchased stated in the Application by the person exercising the preemptive right exceed a maximum number of shares that may be purchased by such person, such person shall be deemed to have exercised his/her pre-emptive right to purchase shares in the number equal to the maximum number of shares that may be purchased by such person.

Should a number of shares being purchased stated in the Application by the person exercising the pre-emptive right be less than a maximum number of shares that may be purchased by such person, and the payment of which is made by the maturity date, such person shall be deemed to have exercised his/her pre-emptive right to purchase shares in relation to the whole number of paid shares not exceeding the number stated in the Application. In such case, the Application shall be satisfied in relation to the whole number of paid shares.

Should a number of purchasing shares stated in the Application by the person exercising the pre-emptive right exceed a number of shares the payment of which is made by the maturity date, such person shall be deemed to have exercised his/her pre-emptive right to purchase shares for the whole number of paid shares.

Should the person exercising the pre-emptive right file several Applications, these Applications shall be executed in order of precedence and within the maximum number of shares that this person may purchase under his/her pre-emptive right.

Before expiration of the pre-emptive right period, shares can not be placed in a way other than through exercising the pre-emptive right to purchase securities.

Procedure of summarizing results of exercising of the pre-emptive right to purchase securities being placed

The results of exercising of the pre-emptive right to purchase securities being placed shall be summarized by the Issuer within 5 (five) calendar days upon expiry of the period of securities placement among persons exercising the pre-emptive right.

Procedure of disclosing information about the results of exercising of the pre-emptive right to purchase securities being placed

Information about the results of exercising of the pre-emptive right to purchase securities of the Issuer shall be disclosed by way of publication of a Statement on results of exercising of the pre-emptive right on the Interfax newsline, on the Issuer’s web page provided by Interfax (www.e-disclosure.ru/portal/company.aspx?id=1210) and on the Issuer’s website (ww.vtb.ru) on the day of summarizing results of exercising of the pre-emptive right.

9.3.3. Information about a person organizing a tender for securities placement.

Securities shall not be placed by way of subscription through a tender.

9.3.4. Information about brokers engaged in securities placement.

The securities shall be placed by the credit institution – issuer engaging professional capital markets participant providing securities placement services to the credit institution – issuer:

Full corporate name	VTB 24 (closed joint-stock company)
Abbreviated corporate name	VTB 24 (CJSC)
Location	35, ul. Myasnitskaya, Moscow
License number, date of license issue and validity of a license to perform brokerage	No. 077-03219-100000, date of issue – November 29, 2000, no limitation of validity
License issuing authority	Russian Federal Service on Financial Markets
Amount of remuneration	3,000,000 (Three million) rubles

Primary functions of a person providing securities placement services

- accepting the Applications for exercising of the pre-emptive right to purchase the securities being placed;
- summarizing the information about accepted Applications for exercising of the pre-emptive right to purchase securities and delivering information to the Issuer for preparing the results of exercising of the pre-emptive right;
- delivering the Applications for exercising of the pre-emptive right and related documents to the Issuer immediately upon summarizing of the results of exercising of the pre-emptive right;
- accepting the Offers to purchase the securities being placed;
- registering the Offers submitted to purchase the securities being placed in special offers registers on the date of their receipt, including keeping of such register and its handover to the Issuer immediately upon expiry of Offers submission deadline;
- preliminary assessing the financial standing of securities purchasers in accordance with the regulatory acts of the Bank of Russia and submitting these results to the Issuer;
- delivering responses about acceptance of Offers to purchase the securities being placed (acceptances);
- receiving funds paid for securities from their purchasers and transferring the funds from its bank account to the accumulation account of the Issuer;
- receiving documents and information about securities purchasers and handing them over to the Issuer immediately upon delivery of responses about acceptance of Offers to purchase the securities being placed (acceptances) to the purchasers.

Information about existence/absence of obligations to purchase securities not placed in due time

There shall be no obligations to purchase securities not placed in due time.

9.3.5. During issue, securities shall not be placed by way of private offering only among shareholders of the credit institution – issuer.

9.3.6. Price of securities placement.

When securities are placed by way of subscription, the following information shall be specified:

Price of placement (in rubles and in a foreign currency, should securities be placed for a foreign currency) or price determination procedure	0,041 rubles per one share
Ratio between the share par value in rubles and price of share placement in a foreign currency	The shares placement price is determined in rubles
The price or price determination procedure for securities placement for the persons having the pre-emptive purchasing right (in rubles and in a foreign currency, should the securities be placed for a foreign currency)	0,041 rubles per one share

9.3.7. Securities payment terms.

Persons having the pre-emptive right to purchase securities being placed shall pay for the securities within the pre-emptive right period.
Securities being placed among other persons shall be paid for within 5 (Five) working days following the termination date of securities placement among persons having the pre-emptive right.
Method of shares payment shall be funds in the currency of the Russian Federation.
Securities shall be placed only if they are fully paid.
Persons having the pre-emptive right as well as persons who got the response about acceptance of the Offer, shall pay for the securities to the Broker’s account using the following details:
Payee - VTB 24 (CJSC), Moscow;
TPN - 7710353606;
Payee’s account - 30603810500000010188;
Payee’s bank: VTB 24 (CJSC), Moscow;
BIC of the Payee’s Bank - 044525716;
C/acc. 30101810100000000716 with OPERU (Operational Department) of Moscow GTU (Main Territorial Department) of the Bank of Russia,
Within 3 (three) working days upon receipt of the funds as payment for securities, the Broker shall transfer them from his/her bank account to the Issuer’s accumulation account.
The Issuer’s accumulation account is the Issuer’s correspondence account No. 30101810700000000187 with OPERU (Operational Department) of Moscow GTU (Main Territorial Department) of the Bank of Russia.
Should the funds for securities payment enter the Broker’s account after expiry of the maturity date specified in this clause, and should the payment be made with violation of conditions specified in this Decision, such funds shall be returned within 10 (ten) working days upon filing of the notification on the results of the securities issue.
Should the amount of funds transferred by the purchaser for payment of securities exceed the amount of funds required to pay for the purchased securities, the funds paid in excess shall be returned within 10 (ten) working days upon filing of the notification on the results of securities issue.
Funds shall be returned according to details specified in the Offer / Application submitted by the purchaser of the securities.

9.3.8. Procedure of securities placement by conversion.

Issued securities shall be placed in a different way.

9.3.9. Procedure of conversion of interest (shares) of lending agencies being restructured into shares of the credit institution - Issuer.

Issued securities shall be placed in a different way.

9.3.10. Procedure of share placement among shareholders.

Issued securities shall be placed in a different way.

9.3.11. Minimum percentage of shares required to be placed for the additional securities issue to be valid, and the procedure for repayment of money used to pay for the additional issue securities should the issue be recognized invalid.

The minimum percentage of shares required to be placed for the additional securities issue to be valid is not established.

10. Bonds

No bonds are placed during issue.

11. For options of the issuing credit organization

The terms and conditions of the issue do not provide for the issue of options by thecredit organization-issuer.

12. Convertible securities. Procedure, terms and conditions of conversion

During issue, the Issuer will not issue any convertible securities.

13. Procedure and time for income payment

13.1. Procedure for determining the dividend amount.

A resolution on dividend payment, dividend amount and a form of its payment on shares of each class (type) shall be adopted by the Shareholders’ General Meeting upon recommendation of the Issuer’s Supervisory Board. A dividend amount shall not exceed the among recommended by the Issuer’s Supervisory Board.

13.2. Procedure for determining the bond yield.

The Issuer will not issue any bonds.

13.3. Schedule of events determining the manner of income payment

The Issuer may decide on (declare) payment of dividends on placed shares based on results of the first quarter, six months, nine months of a financial year and (or) based on results of a financial year. Payment of dividends on placed shares based on results of the first quarter, six months, nine months of a financial year may be decided on (declared) within three months after the relevant period is over.
The time and procedure of dividend payment shall be determined by a decision on dividend payment made by the Shareholders’ General Meeting. The time of dividend payment shall not exceed 60 days after the decision on dividend payment is taken. If the time of dividend payment is not determined by a decision on dividend payment made by the Shareholders’ General Meeting, it shall be deemed equal to 60 days after the decision on dividend payment is taken.
The list of persons entitled to dividends shall be drawn up as of the date of drawing up the list of persons entitled to take part in the Shareholders’ General Meeting where the decision to pay relevant dividend is made.

13.4. Procedure of dividend payment

Pursuant to a decision made by the Shareholders’ General Meeting, dividend shall be paid in cash or by money transfer to shareholders’ bank accounts as specified in the register of Issuer’s registered securities holders. In case of cash payment, dividend shall be paid through the Issuer’s cashier’s office; in case of money transfer, dividend shall be paid by payment document execution.

13.5. Place of dividend payment

29 Bolshaya Morskaya Street, Saint-Petersburg

14. Procedure of disclosure of the information about the securities additional issue by the credit organization-issuer

1) Information about the Issuer’s decision to place securities shall be disclosed by publishing the Material fact statement about certain decisions made by the Issuer’s Board of Directors (Supervisory Board) and the Material fact statement about making a decision on securities placement within the following the date after preparing the minutes of the Issuer’s Supervisory Board meeting where the decision to place the securities was made (or the date when preparation of such minutes is due in accordance with the Russian law):
- on the Interfax newsline (hereinafter referred to as the “Newsline”) - within 1 day;
- on the Issuer’s webpage provided by Interfax (www.e-disclosure.ru/portal/company.aspx?id=1210) and on the Issuer’s website (ww.vtb.ru) (hereinafter jointly referred to as the “webside”) - within 2 days.
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

2) Information about the Issuer’s approval of the decision on the securities additional issue shall be disclosed by publishing the Material fact statement about certain decisions made by the Issuer’s Board of Directors (Supervisory Board) and the Material fact statement about approval of the decision on the securities additional issue within the following date after preparing the minutes of the Issuer’s Supervisory Board meeting where the decision on the securities additional issue was made (or the date when preparation of such minutes is due in accordance with the Russian law):
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

3) Information about the state registration of the securities additional issue shall be disclosed by publishing the Material fact statement about the state registration of the securities issue (additional issue) within the following time after the date of publishing the information on the state registration of the Issuer’s securities additional issue on the registration authority’s website, or the date of receiving by the Issuer of a written notice of securities additional issue state registration from the registration authority by mail, fax, e-mail, or delivery by hand, whichever comes first.
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

4) Information at the stage of state registration of the securities additional issue shall be disclosed by the Issuer by publishing a registered decision on the securities additional issue and a registered prospectus on the website within 2 days after the date of publishing the information on the state registration of the Issuer’s securities additional issue on the registration authority’s website, or the date of receiving by the Issuer of a written notice of securities additional issue state registration from the registration authority by mail, fax, e-mail, or delivery by hand, whichever comes first.
The text of a registered decision on the securities issue (additional issue) shall be available on the website after the date of expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - after its publishing on the Internet and until all securities of this additional issue are redeemed.
The text of the registered prospectus shall be available on the website after the date of expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - after its publishing on the Internet and for at least 5 years after publishing on the Internet of the notice of securities additional issue results submitted to the registration authority.

5) Information about the intent to submit a notification on results of securities additional issue shall be disclosed by the Issuer on the Newsline or on the Website before securities placement begins.

6) Information about beginning of securities placement shall be disclosed by publishing the Material fact statement about beginning of securities placement within the following time after the date when securities placement begins:
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

7) Information about the results of exercising of the pre-emptive right to purchase securities being placed shall be disclosed by way of publication of a Statement on results of exercising of the pre-emptive right on the Newsline and the Website on the day of summarizing results of exercising of the pre-emptive right.

8) Information about suspension of securities placement shall be disclosed by publishing the Statement about suspension of securities placement within the following time after the date of preparing the minutes (or the date when preparation of such minutes is due in accordance with the Russian law) of the Issuer’s Supervisory Board meeting where the decision was made to amend the decision on the securities additional issue an/or the prospectus, and in case of changing terms and conditions established in the decision on securities placement, - the date of preparing the minutes (or the date when preparation of such minutes is due in accordance with the Russian law) of the Issuer’s Supervisory Board meeting where the decision was made to change such terms and conditions, or the date of receiving by the Issuer of a written request (order, decision) from an authorized agency asking for suspension of securities placement by mail, fax, e-mail, or delivery by hand, whichever comes first:
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

9) Information about resumption of securities placement shall be disclosed by publishing the Statement about resumption of securities placement within the following time after the date of publishing the information on registration of amendments to the decision on the securities additional issue and/or the prospectus, or the refusal to register such amendments on the registration authority’s website or receiving by the Issuer of a written notice from the registration authority on registration of amendments to the decision on the securities additional issue and/ or the prospectus or a refusal to register such amendments, or a written notice (order, decision) from an authorized agency on resumption of securities placement (cessation of grounds for suspension of securities placement) by mail, fax, e-mail, or delivery by hand, whichever comes first:
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

10) If securities placement is suspended pursuant to a decision of a registration authority, information about suspension of the securities issue shall be disclosed by publishing the Material fact statement about the suspension of the Issuer’s securities issue within the following time after the date of publishing the information on the suspension of the Issuer’s securities additional issue on the registration authority’s website, or the date of receiving by the Issuer of a written notice of the suspension of the securities additional issue from the registration authority by mail, fax, e-mail, or delivery by hand, whichever comes first.
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

11) If securities placement is suspended pursuant to a decision of a registration authority, information about resumption of the securities issue shall be disclosed by publishing the Material fact statement about the resumption of the Issuer’s securities issue within the following time after the date of publishing the information on the resumption of the Issuer’s securities additional issue on the registration authority’s website, or the date of receiving by the Issuer of a written notice of the resumption of the securities additional issue from the registration authority by mail, fax, e-mail, or delivery by hand, whichever comes first.
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.
No resumption of securities placement shall be allowed before publishing of the statement about resumption of securities placement on the Newsline or on the Website.

12) In case of registration of amendments to the decision on the securities issue (additional issue) and / or the prospectus, the Issuer shall disclose the information by publishing a text of registered amendments to the decision on the securities issue (additional issue) and/or the prospectus on the Website within 2 days after the date of publishing the information on the registration of such amendments on the registration authority’s website, or the date of receiving by the Issuer of a written notice, from the registration authority, on registration of such amendments, by mail, fax, e-mail, or delivery by hand, whichever comes first.
The text of registered amendments to the decision on the securities issue (additional issue) shall be available on the website after the date of expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - after its publishing on the Internet and until expiry of the term established for making the text on the registered decision on securities issue (additional issue) available on the Internet.
The text of registered amendments to the prospectus shall be available on the website after the date of expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - after its publishing on the Internet and until expiry of the term established for making the text on the registered prospectus available on the Internet.

13) Information about completion of securities placement shall be disclosed by publishing the Material fact statement about completion of securities placement within the following time after the date when securities placement is complete:
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

14) Information about submitting to the registration authority of a notification on results of the securities additional issue shall be disclosed by publishing the Material fact statement about submitting to the registration authority of a notification on results of the securities issue (additional issue) within the following time after the date of submitting / sending such notification to the registration authority:
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

15) Information about submitting to the registration authority of a notice of results of the securities additional issue shall be disclosed by the Issuer also by publishing the text of the notice of results of the securities issue (additional issue) submitted to the registration authority, on the Website within 2 days after the date of submitting / sending such notice to the registration authority.
The text of the notice of results of the securities additional issue submitted to the registration authority shall be available on the Website for at least 12 months after the date of expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - after the date of its publishing on the Internet.

16) Information about failure of the securities additional issue shall be disclosed by publishing the Material fact statement about failure of the securities issue (additional issue) within the following time after the date of publishing the information on failure of the Issuer’s securities additional issue on the registration authority’s website, or the date of receiving by the Issuer of a written notice of failure of securities additional issue from the registration authority, by mail, fax, e-mail, or delivery by hand, whichever comes first.
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

17) Information about invalidation of the securities additional issue shall be disclosed by publishing the Material fact statement about invalidation of the securities issue (additional issue) within the following time after the date of receiving by the Issuer (date of entering into legal force) of a judicial act (decision, ruling, resolution) on invalidation of the securities additional issue that has entered into legal force:
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

18) The Issuer shall disclose information in the form of quarterly reports and material fact statements.
Information in the form of a quarterly report shall be disclosed by the Issuer by publishing the quarterly report on the Internet within 45 days after the end of a respective quarter. The quarterly report shall be available on the Website for 5 years after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 5 years after its publishing on the Internet.
The Issuer shall disclose information in the form of a material fact statement within the following time after such material fact occurs:
- on the Newsline - within 1 day;
- on the Website - within 2 days;
The material fact statement shall be available on the website for 12 months after expiry of the term established for its publishing on the Internet, or, if it is published on the Internet after such date - for 12 months after its publishing on the Internet.

The Issuer shall provide access for any interested person to the information contained in each statement including each material fact statement published by the Issuer in accordance with the Regulation for information disclosure by securities’ issuers approved by the Russian Federal Service on Financial Markets, and in the registered decision on the securities additional issue, prospectus and alterations thereto, the notification on results of the securities additional issue, the quarterly report, consolidated financial statements, notice on ability to exercise a pre-emptive right, other documents mandatory disclosure of which is stipulated by Chapters VIII and X of the Regulation for information disclosure by securities’ issuers approved by the Russian Federal Service on Financial Markets, by keeping their copies at the address of the Issuer’s executive body, and until the end of securities placement - also at places specified in the Issuer’s advertisements on securities placement.

If, at the moment of event that should be disclosed by the Issuer pursuant to the effective federal law and regulatory legal acts of the federal executive body for the securities market, the procedure and/or term of information disclosure turn out to be different from the procedure and the term set forth in this Decision, then information about such event shall be disclosed in accordance with the procedure and term stipulated by the effective federal law and regulatory legal acts of the federal executive body for the securities market, effective as of the date of event.

The Issuer and/or the registrar keeping the register of registered securities shareholders of credit organization-issuer shall, upon request of an interested person, present them a copy of this Decision on the securities additional issue for a fee not exceeding the cost of preparing such copy.

The Issuer shall, upon request of an interested person, present a copy of a notice on the ability to exercise pre-emptive right for a fee not exceeding the cost of preparing such copy, within 7 days after receiving (making) such request.

15. The credit organization-issuer shall ensure rights of shareholders subject to their compliance with the right execution procedure established by the Russian Federation law.

16. The issuing credit organization does not provide for issue of secured bonds.

17. Other information provided for by the Russian federation law on securities.

No other information is available

Totally bound, numbered and sealed by JSC VTB Bank 15 sheets.

President – Chairman of the Management Board of JSC VTB Bank

26 April 2013 /Signed/ A.L.Kostin

/stamp/